EXHIBIT 21.1
SUBSIDIARIES OF PROASSURANCE CORPORATION
Medical Assurance, Inc. (Delaware)
     The Medical Assurance Company, Inc. (Alabama)
     IAO, Inc. (Alabama)
     Woodbrook Casualty Insurance, Inc. (Alabama)
     Medical Assurance of Indiana Agency, Inc. (Indiana)
     Mutual Assurance Agency of Ohio, Inc. (Ohio)
NCRIC Corporation (Delaware)
     NCRIC Physicians Organization, Inc. (District of Columbia)
     NCRIC, Inc. (District of Columbia)
     American Captive Corporation (District of Columbia)
     National Capital Insurance Brokerage Ltd. (District of Columbia)
          National Capital Risk Services LLC (Nevada)
     NCRIC Insurance Agency, Inc. (District of Columbia)
          Healthcare Compliance Purchasing Group, LLC (District of Columbia)
     E-Health Solutions Group, Inc. (Delaware)
PRA Professional Liability Group, Inc. (Delaware)
     Physicians Insurance Company of Wisconsin, Inc. (Wisconsin)
     Professional Service Network, Inc. (Wisconsin)
          PSA of Wisconsin, Inc. (Wisconsin)
          PMC of Wisconsin, Inc. (Wisconsin)
ProAssurance Group Services Corporation (Alabama)
Professionals Group Inc. (Michigan)
     American Insurance Management Corporation (Indiana)
          American Medical Insurance Exchange (Indiana)
     ProNational Insurance Agency, Inc. (Michigan)
     Professionals National Insurance Company, Ltd. (Bermuda)
     PRA Services Corporation (Michigan)
     Physicians Protective Plan, Inc. (Florida)
     ProNational Insurance Company (Michigan)
          MEMH Holdings, Inc. (Michigan)
     Red Mountain Casualty Insurance Company, Inc. (Alabama)